                                                                     Exhibit 4.4

                               SECOND AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

     This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), effective as of April 4, 2003, is entered into by and among U.S. Concrete, Inc., a Delaware corporation, (the "Borrower"), the Guarantors signatory hereto under the caption "Guarantors" (together with each other Person who becomes a Guarantor, collectively, the "Guarantors"), the Lenders signatory hereto under the caption "Lenders" (together with each other Person who becomes a Lender, collectively, the "Lenders") and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, a New York banking corporation, as administrative agent for the other Lenders (in such capacity, together with any other Person who becomes the administrative agent, the "Administrative Agent"), Credit Lyonnais New York Branch and First Union National Bank, as syndication agents, and Branch Banking & Trust Company, as documentation agent.

                              PRELIMINARY STATEMENT

     WHEREAS, the Borrower, the Guarantors, the Lenders, the Administrative Agent, the syndication agents and the documentation agent have entered into that certain Amended and Restated Credit Agreement dated as of August 31, 2001 (the "Original Credit Agreement") under the terms of which the Lenders agreed to make Revolving Credit Loans to the Borrower in an amount not exceeding $200,000,000.00; and

     WHEREAS, the Borrower, the Guarantors, the Lenders, the Administrative Agent, the syndication agents and the documentation agent have entered into that certain First Amendment to Amended and Restated Credit Agreement dated as of May 21, 2002 (the "First Amendment") pursuant to which the parties agreed to amend certain terms of the Original Credit Agreement (the Original Credit Agreement, as amended by the First Amendment, is hereinafter referred to as, the "Credit Agreement"); and

     WHEREAS, the Borrower has requested the Lenders and the Administrative Agent to further amend certain terms of the Credit Agreement; and

     WHEREAS, the Lenders and the Administrative Agent have agreed to do so to the extent reflected in this Amendment, provided that each of the Borrower and the Guarantors ratifies and confirms all of its respective obligations under the Credit Agreement and the Loan Documents.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration and the mutual benefits, covenants and agreements herein expressed, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Defined Terms. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

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     2.   Amendment to Section 6.8(a). Section 6.8(a) of the Credit Agreement is
hereby amended by deleting subclause (ii) in its entirety and replacing it with the following:

          "    (ii)   cash interest expense, actually paid during such
          period (including the interest expense portion of any payments on Capitalized Lease Obligations but net of cash interest income actually received during such period) plus Maintenance Capital Expenditures for said period, to be less than (y) for the period ended March 31, 2003 and the period ending June 30, 2003, 1.5 to 1.0; and (z) for the period ending September 30, 2003 and thereafter during the term hereof, 1.75 to 1.0."

     3. Amendment to Section 6.8(d). Section 6.8(d) of the Credit Agreement is hereby amended by deleting subclause (ii) in its entirety and replacing it with the following:

          "    (ii)   EBITDA calculated on a rolling four (4) quarters
          basis, to be greater than (A) for the period ended March 31, 2003 and the period ending June 30, 2003, 3.50 to 1.0; and
          (B) thereafter during the term hereof, 3.25 to 1.0."

     4. Amendment to Section 6.11. Section 6.11 of the Credit Agreement is hereby amended by deleting the first paragraph thereof in its entirety and replacing it with the following:

          "The Borrower will not, and will not permit any Subsidiary to, acquire (i) any securities of, stock or outstanding ownership interests in, any Person, or (ii) all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise without the prior written consent of the Required Lenders; provided, however, that commencing on July 1, 2003 and continuing thereafter during the term hereof, the Borrower and/or any Subsidiary shall be entitled to consummate transactions permitted by Section 6.3 and Section 6.4, and make any Acquisition of (x) any wholly owned Guarantor, or (y) any entity created by the merger, conversion, recapitalization or other restructuring of any entity described in (x) above, provided that after such merger, conversion, recapitalization or other restructuring, all or substantially all of such entity's assets consist of the securities of, outstanding ownership interests in, or assets of the entities described in (x) above; and further provided, that commencing on July 1, 2003 and continuing thereafter during the term hereof, the Borrower and/or any Subsidiary may make any Acquisition without the consent of the Required Lenders, so long as Borrower is in compliance with the following:"

     5. Ratification. Each of the Borrower, as to itself and each Guarantor, and each Guarantor, as to itself, hereby ratifies all of its respective obligations under the Credit Agreement (including the Guaranty contained therein) and each of the Loan Documents to which it is a

                                       -2-

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party, and agrees and acknowledges that the Credit Agreement and each of the
Loan Documents to which it is a party remains in full force and effect and shall continue in full force and effect as amended and modified by this Amendment. Except as amended or modified by this Amendment, nothing in this Amendment extinguishes, novates or releases any right, claim, lien, security interest or entitlement of any of the Lenders or the Administrative Agent created by or contained in any of such documents nor is the Borrower or any Guarantor released from any covenant, warranty or obligation created by or contained therein or herein.

     6. Representations and Warranties. Each of the Borrower, as to itself and each Guarantor, and each Guarantor, as to itself, hereby represents and warrants to the Administrative Agent and the Lenders that (a) this Amendment has been duly executed and delivered on behalf of the Borrower and such Guarantor, (b) this Amendment constitutes a valid and legally binding agreement enforceable against the Borrower or such Guarantor, as the case may be, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (c) the representations and warranties contained in the Credit Agreement and the Loan Documents shall be true and correct on and as of the date of each Borrowing and the date of issuance, amendment, renewal or extension of each Letter of Credit, as applicable, except to the extent such representations and warranties relate to a prior date or, after prior notice to the Administrative Agent, are untrue or incorrect as a result of transactions permitted by the Loan Documents, (d) no Default or Event of Default exists under the Credit Agreement or under any other Loan Document, and (e) the execution, delivery and performance of this Amendment has been duly authorized by the Borrower and each Guarantor.

     7. Conditions to Effectiveness. This Amendment shall be effective upon the execution and delivery hereof by the Borrower, each Guarantor and Lenders constituting the Required Lenders to the Administrative Agent and receipt by the Administrative Agent of this Amendment.

     8. Counterparts. This Amendment may be signed in any number of counterparts, which may be delivered in original or facsimile form each of which shall be construed as an original, but all of which together shall constitute one and the same instrument.

     9. Governing Law. This Amendment, the Credit Agreement, all Notes, the other Loan Documents and all other documents executed in connection herewith shall be deemed to be contracts and agreements under the laws of the State of Texas and of the United States of America and for all purposes shall be construed in accordance with, and governed by, the laws of Texas and of the United States.

     10. Final Agreement of the Parties. THIS AMENDMENT AND THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                       -3-

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers or other authorized representatives thereunto duly authorized as of the date first above written.

                                 Borrower:

                                 U.S. CONCRETE



                                 By:  /s/ Michael W. Harlan
                                      ------------------------------------------
                                      Michael W. Harlan
                                      Senior Vice President

                                 Guarantors:

                                 American Concrete Products, Inc., a California
                                    corporation
                                 Atlas-Tuck Concrete, Inc., an Oklahoma
                                    corporation
                                 Beall Industries, Inc., a Texas
                                    corporation
                                 Beall Management, Inc., a Texas
                                    corporation
                                 Central Concrete Supply Co., Inc., a California
                                    corporation
                                 Central Precast Concrete, Inc., a California
                                    corporation
                                 Ready Mix Concrete Company of Knoxville, a
                                    Delaware corporation
                                 San Diego Precast Concrete, Inc., a Delaware
                                    corporation
                                 Sierra Precast, Inc., a California corporation Smith Pre-Cast, Inc., a Delaware corporation USC Atlantic, Inc., a Delaware corporation
                                 USC GP, Inc., a Delaware corporation
                                 USC Michigan, Inc., a Delaware corporation

                                 By:  /s/ Michael W. Harlan
                                      ------------------------------------------
                                      Michael W. Harlan
                                      Vice President

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                                   USC Management Co., LP, a Texas limited
                                       partnership

                                   By: USC GP, Inc., its General Partner

                                       By: /s/ Michael W. Harlan
                                           -------------------------------------
                                           Michael W. Harlan
                                           Vice President

                                   Beall Concrete Enterprises, Ltd., a Texas
                                       limited partnership

                                   By: Beall Management, Inc., its General
                                         Partner

                                       By: /s/ Michael W. Harlan
                                           -------------------------------------
                                           Michael W. Harlan
                                           Vice President

                                   AFTM Corporation, a Michigan corporation

                                   By: /s/ Terry Green
                                       -----------------------------------------
                                       Terry Green
                                       Vice President

                                   Titan Concrete Industries, Inc. (f/k/a
                                       Carrier Excavation and Foundation
                                       Company, a Delaware corporation)
                                   Eastern Concrete Materials, Inc., a New
                                       Jersey corporation
                                   Superior Materials, Inc. (f/k/a Superior
                                       Redi-Mix, Inc., a Michigan corporation)


                                   By: /s/ Cesar Monroy
                                       -----------------------------------------
                                       Cesar Monroy
                                       Vice President

                               B.W.B., Inc. of Michigan, a Delaware corporation Central Concrete Corp., a Delaware corporation Superior Concrete Materials, Inc. (f/k/a
                                    Opportunity Concrete Corporation, a
                                    District of Columbia corporation)

                               By: /s/ Donald Wayne
                                   ---------------------------------------------
                                   Donald Wayne
                                   Vice President

                               Wyoming Concrete Industries, Inc., a Delaware
                                   corporation

                               By: /s/ Eugene P. Martineau
                                   ---------------------------------------------
                                   Eugene P. Martineau
                                   Vice President

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                                          Administrative Agent/Lender:

                                          JPMORGAN CHASE BANK, formerly known as
                                          The Chase Manhattan Bank



                                          By:    /s/ Robert L. Mendoza
                                                 -------------------------------
                                          Name:  Robert L. Mendoza
                                          Title: Vice President

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                                           Syndication Agent/Lender:

                                           CREDIT LYONNAIS NEW YORK BRANCH



                                           By:    /s/ Attila Koc
                                                  ------------------------------
                                           Name:  Attila Koc
                                           Title: Senior Vice President

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                                           Syndication Agent/Lender:

                                           FIRST UNION NATIONAL BANK



                                           By:    /s/ David L. Driggers
                                                  ------------------------------
                                           Name:  David L. Driggers
                                           Title: Managing Director

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                                           Documentation Agent/Lender:

                                           BRANCH BANKING & TRUST COMPANY


                                           By:    /s/ Cory P. Boyte
                                                  ------------------------------
                                           Name:  Cory P. Boyte
                                           Title: Senior Vice President

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                                          Lender:

                                          BANK OF AMERICA, N.A.



                                          By:    /s/ Elizabeth B. Jennings
                                                 -------------------------------
                                          Name:  Elizabeth B. Jennings
                                          Title: Assistant Vice President

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                                           Lender:

                                           BANK ONE, N.A.



                                           By: /s/ Thomas M. Harkless
                                               ---------------------------------
                                               Thomas  M. Harkless
                                               Director

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                                          Lender:

                                          THE BANK OF NOVA SCOTIA



                                          By:    /s/ Mark Sparrow
                                                 -------------------------------
                                          Name:  Mark Sparrow
                                          Title: Director

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                                          Co-Managing Agent/Lender:

                                          US BANK



                                          By:    /s/ Joseph L. Sooter, Jr.
                                                 -------------------------------
                                          Name:  Joseph L. Sooter, Jr.
                                          Title: Vice President

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                                           Lender:

                                           COMERICA BANK



                                           By:    /s/ William S. Rogers
                                                  ------------------------------
                                           Name:  William S. Rogers
                                           Title: Vice President

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                                           Lender:

                                           GUARANTY BANK



                                           By: /s/ Scott Brewer
                                               --------------------------------
                                               Scott Brewer, Vice President